EXHIBIT 23.3

                     Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Tollycraft Yacht Corporation on Form S-8 of our report on the finacial statements of Tollycraft Acquisiont Corporation as of May 31, 1995 and for the period from inception (June 6, 1994) to May 31, 1995, dated January 29, 1996 appearing in and incorporated by reference in the Form 10-SB Registration Statement of Tollycraft Yacht Corporation and to the reference of our Firm under the caption "Experts", which is a part of this Registration Statement.


                                /S/ Isler & Co., L.L.C.
                                Isler & Co., L.L.C.
                                Portland, Oregon
                                February 19, 1997